Exhibit 4.39

J.P. MORGAN CHASE & CO.,

BANK ONE CORPORATION

AND

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee,

SUPPLEMENTAL INDENTURE

Dated as of                                  , 2004

to

INDENTURE

Dated as of August 1, 1987

SUBORDINATED DEBT SECURITIES

SUPPLEMENTAL INDENTURE, dated as of                                  , 2004, among J.P. MORGAN CHASE & CO., a Delaware corporation (“Successor”), BANK ONE CORPORATION (successor by merger to First Chicago Corporation), a Delaware corporation (“Bank One”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, (successor to Bank of America Trust and Savings Association, which in turn is the successor to Security Pacific National Bank) (the “Trustee”).

WHEREAS, Bank One and the Trustee have heretofore executed and delivered a certain Indenture, dated as of August 1, 1987, as amended by the First Supplemental Indenture, dated as of March 1, 1989, and the Second Supplemental Indenture, dated as of January 1, 1993 (as heretofore amended, the “Indenture”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Notes;

WHEREAS, Bank One and Successor have entered into an Agreement and Plan of Merger, dated as of January 14, 2004 (the “Merger Agreement”), which contemplates the execution and filing of a Certificate of Merger on the date hereof (the “Certificate of Merger”) providing for the merger (effective                     ) of Bank One with and into Successor (the “Merger”), with Successor continuing its corporate existence under Delaware law;

WHEREAS, Section 10.01 of the Indenture provides, among other things, that the Company shall not merge into any other corporation unless, among other things, the corporation into which the Company is merged corporation shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on (including all additional amounts, if any, payable pursuant to Section 5.04 of the Indenture) all the Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that, without the consent of any Holder of any Notes or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee: (i) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Notes; and (ii) to make provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Notes of any series or any related coupons in any material respect;

WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by resolutions of the board of directors of each of Bank One and Successor and have been duly authorized by all necessary action on the part of the Trustee; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, the parties hereto mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes or of any series thereof as follows:

ARTICLE I

REPRESENTATIONS OF BANK ONE AND SUCCESSOR

Each of Bank One and Successor represents and warrants to the Trustee as follows:

1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

1.2. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

1.3. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

1.4. Immediately after giving effect to the Merger, no Default, and no event which, after notice or lapse of time, or both, would become a Default, shall have happened and be continuing.

ARTICLE II

ASSUMPTION AND AGREEMENTS

2.1. Successor hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on (including all additional amounts, if any, payable pursuant to Section 5.04 of the Indenture) all the Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

2.2. The Notes may bear a notation concerning the assumption of the Indenture and the Notes by Successor.

2.3. Successor shall succeed to and be substituted for, and may exercise every right any power of, the Company under the Indenture, with the same effect as if it had been named as the Company in the Indenture.

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ARTICLE III

AMENDMENTS

3.1. The reference in the preamble to the Indenture to “FIRST CHICAGO CORPORATION” is hereby amended to read “J.P. MORGAN CHASE & CO.”; the reference therein to “One First National Plaza, Chicago, Illinois 60670” is hereby amended read “270 Park Avenue, New York, New York 10017”; and each other reference in the Indenture to “First Chicago Corporation” is hereby amended to be a reference to “J.P. Morgan Chase & Co.”.

3.2. The reference in the preamble to the Indenture to “SECURITY PACIFIC NATIONAL BANK, a national banking association (hereinafter called the ‘Trustee’) having its Principal Corporate Trust Office at 333 South Beaudry Avenue, 24th Floor, Los Angeles, California 90017” is hereby amended to read “U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (hereinafter called the ‘Trustee’) having its Principal Corporate Trust Office at 100 Wall Street, New York, New York 10005”.

3.3. The definition of “Senior Indebtedness” contained in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:

“‘Senior Indebtedness’ means the principal of, premium, if any, and interest on (i) all of the Company’s indebtedness for money borrowed (other than (A) the Notes, (B) the Outstanding Bank One Subordinated Securities, (C) all securities issued pursuant to the Heritage Successor Subordinated Indenture; (D) all securities issued pursuant to the Heritage Chase Subordinated Indenture; and (E) all securities issued pursuant to the Heritage JPMorgan Subordinated Indenture), whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to, or to rank pari passu with, the Notes or the other securities referred to in clauses (A) through (E) above; and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term “indebtedness for money borrowed” as used in the foregoing sentence shall include, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for the payment of the purchase price of property or assets. The securities shall rank pari passu with the Securities referred to in clauses (1)(A) through (i)(E) above.

3.4. Section 1.01 of the Indenture is hereby amended to insert the following new definitions therein in the appropriate alphabetical order:

“‘Heritage Chase Subordinated Indenture’ means the Amended and Restated Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture, dated as of March 29, 1996, the Second Supplemental Indenture, dated as of October 8, 1996, and the Supplemental Indenture, dated as of December 29, 2000, between the Company (as successor by merger to The Chase Manhattan Corporation, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Chemical Bank, a New York banking corporation, as the same may be further amended, supplemented or otherwise modified from time to time.”

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“‘Heritage JPMorgan Subordinated Indenture’ means the Indenture, dated as of March 1, 1993, as amended by the First Supplemental Indenture, dated as of December 29, 2000, between the Company (as successor by merger to J.P. Morgan & Co. Incorporated, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as the same may be further amended, supplemented or otherwise modified from time to time.”

“‘Heritage Successor Subordinated Indenture’ means the Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as amended by the Second Supplemental Indenture, dated as of October 8, 1996, and the Supplemental Indenture, dated as of December 29, 2000, between the Company (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Morgan Guaranty Trust Company of New York, a New York banking corporation, as the same may further be amended, supplemented or otherwise modified from time to time.”

“‘Outstanding Bank One Subordinated Securities’ means the following subordinated debt obligations of the Company: (i) the 9 7/8% Subordinated Notes due March 1, 2009, (ii) the 10% Subordinated Notes due August 15, 2010, (iii) the 7.25% Subordinated Notes due August 15, 2004, (iv) the 7 1/8% Subordinated Notes due May 15, 2007, (v) the 7 ¾% Subordinated Notes due July 15, 2025, (vi) the 7% Subordinated Notes due July 15, 2005, (vii) the 6 1/8% Subordinated Notes due February 15, 2006, (viii) the Medium-Term Notes – Series G Subordinated, (ix) the 7 5/8% Subordinated Notes due October 15, 2026, (x) the 8% Subordinated Notes due April 29, 2027, (xi) the 7.6% Subordinated Notes due May 1, 2007, (xii) the 9 7/8% Subordinated Notes due March 1, 2019, (xiii) the Medium-Term Notes – Series A Subordinated, (xiv) the 7 7/8% Subordinated Notes due August 1, 2010, (xv) the 5.9% Subordinated Notes due November 15, 2011, (xvi) the 5.25% Subordinated Notes due January 30, 2013, and (xvii) the 4.9% Subordinated Notes due April 30, 2015.”

3.5. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

ARTICLE IV

MISCELLANEOUS

4.1. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee does not assume any responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Bank One and Successor. The Trustee does not make any representation or have any responsibility as to the validity and sufficiency of this Supplemental Indenture.

4.2. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the

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Indenture, in either case that is required to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

4.3. Nothing in this Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Supplemental Indenture.

4.4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

4.5. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.

4.6. This Supplemental Indenture shall become effective as of the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

BANK ONE CORPORATION

By:
Name: Title:

[Corporate Seal]

Attest:

J.P. MORGAN CHASE & CO.

By:
Name: Title:

[Corporate Seal]

Attest:

Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

[Corporate Seal]

Attest:

Assistant Secretary

STATE OF NEW YORK      )

                                                ): ss.:

COUNTY OF NEW YORK )

On this          of                 , 2004, before me, the undersigned officer, personally appeared                             , who acknowledged himself to be the                                          of BANK ONE CORPORATION, a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NEW YORK      )

                                                ): ss.:

COUNTY OF NEW YORK )

On this          day of                 , 2004, before me, the undersigned officer, personally appeared                             , who acknowledged himself to be the                                          of J.P. MORGAN CHASE & CO., a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NEW YORK      )

                                                ): ss.:

COUNTY OF NEW YORK )

On this          day of                         , 2004, before me, the undersigned officer, personally appeared                             , who acknowledged himself to be                                          of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]